Exhibit 99.1

American Resources Corporation Reduces Reclamation Bonding Liability Through Disposition of Non-Core Permits and Reclamation Efforts

April 16th, 2019 | Source: American Resources Corp.

FISHERS, INDIANA / ACCESSWIRE / April 16th, 2019 / American Resources Corporation (NASDAQ: AREC), a supplier of raw materials to the rapidly growing global infrastructure marketplace, with a primary focus on the extraction, processing, transportation and selling of metallurgical coal to the steel industry, announced today that it has completed the transfer and disposition of two non-core permits to a third party, resulting in the reduction of reclamation bonding liability held by the company by approximately $2.86 million. Along with additional recent reclamation efforts, the company has also reduced its reclamation bonds by approximately $176,300 for a total reduction of $3.04 million. The reduction in reclamation bonding reduces the bonding of the company’s subsidiary, Knott County Coal, by approximately 34.5% from approximately $8.8 million in bonds to $5.8 million in bonds, and reduces the bonding overall at the company by approximately 11.4%, thereby reducing liabilities on the balance sheet and saving the company money in bonding fees, holding costs, and future reclamation costs.

An idled facility that is considered non-core to the company’s operations, the Raven preparation plant and associated impoundment were considered geographically redundant to the company’s existing Supreme Energy preparation plant and impoundment owned by the company’s subsidiary, Knott County Coal LLC, and accessed only higher sulfur thermal coal. Prior to its disposition, the Raven plant was the only leased preparation facility of the company, as opposed to its other five wholly-owned preparation plants. The permits to the Raven facility, which is owned by a third-party and was leased by the company, were acquired as part of the company’s acquisition of Knott County Coal (formerly known as ICG Knott County).

“The Raven facility was never present in any of our forecasted growth plans. Any future coal production in this area will be brought back to our owned facilities at either Deane Mining or Knott County Coal, making the disposition of the facility strategic and a good cost-savings measure for the company”, stated Kirk Taylor, Chief Financial Officer of American Resources Corporation. “Our strategy remains focused on targeting premium quality coals predominantly used in the steel making sector, such as coking coal and pulverized injection coal. With this divestment, we can continue to reduce non-core holding costs and liabilities.”

American Resources Corporation continues to focus on its growth objective by efficiently leveraging its large number of core mining permits and through identifying strategic, supplemental acquisitions and continuing to consolidate quality coal assets for future growth and production. The company is committed to being one of the lowest cost operators in CAPP and throughout all its coal mining, processing, and transportation operations.

About American Resources Corporation

American Resources Corporation is a supplier of raw materials to the rapidly growing global infrastructure marketplace. The company’s primary focus is on the extraction, processing, transportation and selling of metallurgical coal and pulverized coal injection (PCI) to the steel industry. The company operations are based in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical products are located.

The company’s business model is based on running a streamlined and efficient operation to economically extract and deliver resources to meet its customers’ demands. By running operations with low or no legacy costs, American Resources Corporation works to maximize margins for its investors while being able to scale its operations to meet the growth of the global infrastructure market.

Website:
http://www.americanresourcescorp.com

Institutional/Retail/Individual Contact:
RedStone Communications
Anthony D. Altavilla, President
317-569-1617 – Office
317-590-3780 – cell
tony@redstonecommunications.com
www.redstonecommunications.com

American Capital Ventures
Howard Gostfrand, President
305-918-7000 – Office
hg@amcapventures.com
www.amcapventures.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Source: American Resources Corporation